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                                                                    EXHIBIT 23.4


                           CONSENT OF LEHMAN BROTHERS


         We hereby consent to the use of our opinion letter dated June 14, 1998 to the Board of Directors of Charter One Financial, Inc. (the "Company") attached as Annex B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "THE MERGER - Opinion of Charter One's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.



                                                        LEHMAN BROTHERS INC.



                                                        By: /s/Sanjiv Sobti
                                                           ---------------------
                                                            Sanjiv Sobti
New York, New York
September 25, 1998